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COOPERS                                         COOPERS & LYBRAND L.L.P.
&LYBRAND



                                                              EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Vertex Pharmaceuticals Incorporated on Form S-8 (File Nos. 33-48030, 33-48348, 33-65742, 33-93224 and 33-12325) of our report dated February 18, 1997 on our audits of the consolidated financial statements of Vertex Pharmaceuticals Incorporated and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996 which report is included in this Form 10-K.


                                               /s/ Coopers & Lybrand L.L.P.
                                               COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 27, 1997